Exhibit 10.1

Execution version

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of January 9, 2025, by and among Akoya Biosciences, Inc., a Delaware corporation (the “Company”) and each of the individuals and entities listed on the signature pages hereto (each, a “Stockholder” and, collectively, the “Stockholders”).

WHEREAS, each Stockholder is, as of the date hereof, the record and beneficial owner (for purposes of this Agreement, “beneficial owner” (including “beneficially own” and other correlative terms) shall have the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of the number of Parent Shares, as set forth opposite the name of such Stockholder on Schedule I hereto;

WHEREAS, concurrently with the execution and delivery of this Agreement, Quanterix Corporation, a Delaware corporation (“Parent”), Wellfleet Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into that certain Agreement and Plan of Merger, dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent upon the terms and subject to the conditions set forth therein and with Parent being required to issue and deliver certain shares pursuant to the Parent Share Issuance; and

WHEREAS, as a condition and inducement to the Company to enter into the Merger Agreement, the Company has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement with respect to the Subject Shares (as defined below).

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1
VOTING AGREEMENT; GRANT OF PROXY

SECTION 1.01                      Voting Agreement. (a) During the Agreement Period (as defined below), each Stockholder hereby agrees that, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Parent Shares, however called (each, a “Parent Stockholders’ Meeting”), such Stockholder shall, unless the Company votes the Subject Shares pursuant to the proxy granted by Section 1.02, appear at such meeting or otherwise cause all of such Stockholder’s Subject Shares to be counted as present thereat for purposes of calculating a quorum and vote (or cause to be voted) or, if applicable, deliver (or caused to be delivered) a written consent with respect to all of such Stockholder’s Subject Shares, in each case, to the fullest extent that such Subject Shares are entitled to be voted at the time of any vote:

(i)                 in favor of (A) the Parent Share Issuance and the approval of any other transactions contemplated in the Merger Agreement and any actions directly related thereto; and (B) without limitation of the preceding clause (A), the approval of any proposal to adjourn or postpone the Parent Stockholders’ Meeting to a later date if there are not sufficient votes for approval of the Parent Share Issuance on the date on which the Parent Stockholders’ Meeting is held; and

(ii)              against (A) any Acquisition Proposal with respect to Parent or any acquisition agreement related to such Acquisition Proposal; (B) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of such Stockholder under this Agreement or of Parent under the Merger Agreement; (C) each of the following actions (other than the transactions contemplated in the Merger Agreement): (I) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Parent or any of its Subsidiaries, (II) any sale, lease, license or other transfer of a material amount of the assets of Parent or any of its Subsidiaries, taken as a whole and (III) any reorganization, recapitalization, dissolution, liquidation or winding up of Parent or any of its Subsidiaries; and (D) any corporate action the consummation of which would reasonably be expected to frustrate the purposes, or prevent or materially delay the consummation, of the transactions contemplated in the Merger Agreement.

(b)               Subject to the proxy granted under Section 1.02, each Stockholder shall retain at all times the right to vote or exercise such Stockholder’s right with respect to such Stockholder’s Subject Shares in such Stockholder’s sole discretion and without any other limitation on those matters other than those set forth in Section 1.01(a) that are at any time or from time to time presented for consideration to the holders of the Parent Shares generally.

SECTION 1.02                      Irrevocable Proxy. (a) Each Stockholder hereby revokes (or agrees to cause to be revoked) any and all proxies that it has heretofore granted with respect to the Subject Shares. Each Stockholder hereby irrevocably appoints the Company as attorney-in-fact and proxy, with full power of substitution, for and on behalf of such Stockholder, for and in the name, place and stead of such Stockholder, to vote or issue instructions to the record holder of such Stockholder’s Subject Shares to vote such Subject Shares in accordance with the provisions of Section 1.01 at any Parent Stockholders’ Meeting.

(b)               The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of such Stockholder) until the end of the Agreement Period and shall not be terminated by operation of any Law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 4.01. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1.02 is given in connection with, and granted in consideration of and as an inducement to the Company entering into the Merger Agreement and that such irrevocable proxy is given to secure the obligations of such Stockholder under Section 1.01. The Company covenants and agrees with each Stockholder that the Company will exercise the foregoing proxy consistent with the provisions of Section 1.01.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

SECTION 2.01                      Representations and Warranties of Stockholder. Each Stockholder, severally but not jointly as to any other Stockholder, represents and warrants to the Company as follows as of the date hereof:

(a)               Organization. If such Stockholder is not an individual, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b)               Authorization. If such Stockholder is not an individual, it has the requisite corporate, limited liability company, partnership or trust power and authority, and has taken all action necessary, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. If such Stockholder is an individual, such Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions. If such Stockholder is a married individual, and any of the Subject Shares of such Stockholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly executed and delivered by such Stockholder’s spouse (including pursuant to Section 3.08) and, assuming the due authorization, execution and delivery hereof by the Company, is enforceable against such Stockholder’s spouse in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement.

(c)               No Conflict.

(i)                 Neither the execution and delivery of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby, nor compliance by such Stockholder with any of the terms or provisions hereof, will (A) if such Stockholder is not an individual, conflict with or violate any provision of its certificate of incorporation, bylaws or similar organizational documents, (B) contravene, conflict with or result in a violation or breach of any provision of any applicable Laws, (C) require any consent or other action by any Person under, constitute a breach or default, or an event that, with or without notice or lapse of time or both, would constitute a breach or default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which such Stockholder is entitled under any provision of any Contract binding on such Stockholder or (D) result in the creation or imposition of any Lien upon such Stockholder’s Subject Shares (except any restrictions on transfer arising under applicable securities Laws or any Lien in favor of the Company arising hereunder), other than in the case of clauses (B), (C) and (D) as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Stockholder’s ability to perform its obligations under this Agreement.

(ii)              Except for (A) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal or any foreign securities Laws and the rules and requirements of NASDAQ, and (B) actions or filings the failure of which to be made or obtained has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Stockholder’s ability to perform its obligations under this Agreement, no consents or approvals of, or filings, declarations or registrations with, any Governmental Body or any other Person are necessary for the execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby.

(d)               Ownership of Subject Shares. Such Stockholder (together with such Stockholder’s spouse if such Stockholder is married and the Subject Shares constitute community property under applicable Laws) is, and in accordance with Section 3.03 at all times during the Agreement Period will be, the record or beneficial owner of such Parent Shares as set forth opposite the name of such Stockholder on Schedule I hereto (together with any Parent Shares or other securities that may become subject to this Agreement as provided in Section 3.05, including pursuant to any exercise of Parent Options or vesting of any Parent RSUs, the “Subject Shares”) free and clear of any Liens (except any Lien arising under applicable securities Laws or arising hereunder) and with no restrictions on such Stockholder’s rights of voting or disposition pertaining thereto, except for any applicable restrictions on Transfer (as defined below) under the Securities Act. Except to the extent of any Subject Shares acquired after the date hereof (which shall become Subject Shares upon that acquisition), the Subject Shares set forth on Schedule I opposite the name of such Stockholder are the only Parent Shares beneficially owned by such Stockholder on the date hereof. Other than as set forth on Schedule I, such Stockholder does not beneficially own any (i) shares of capital stock or other voting securities of or ownership interests in Parent, (ii) securities of Parent convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of or ownership interests in Parent, or (iii) warrants, calls, options or other rights to acquire from Parent, or other obligations of Parent to issue, any capital stock or other voting securities or ownership interests in or any securities convertible into or exchangeable or exercisable for capital stock or other voting securities or ownership interests in Parent.

(e)               Proxy. Except for this Agreement, none of such Stockholder’s Subject Shares are subject to any voting agreement, voting trust or other agreement or arrangement, including any proxy, consent or power of attorney, with respect to the voting of the Subject Shares on the date hereof. Such Stockholder further represents that any proxies heretofore given in respect of the Subject Shares, if any, are revocable.

(f)                Absence of Litigation. With respect to such Stockholder, there is no Action pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder or any of his, her or its properties, assets or Affiliates (including such Stockholder’s Subject Shares) that would reasonably be expected to impair the ability of such Stockholder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(g)               Reliance. Such Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

(h)               Finder’s Fees. No agent, broker, investment banker, finder or other intermediary is or will be entitled to any fee or commission or reimbursement of expenses from Parent, Merger Sub or the Company or any of their respective Affiliates in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.

SECTION 2.02                      Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholders as follows:

(a)               Organization. The Company has been duly organized, is validly existing and in good standing (where such concept is recognized under applicable law) under the Laws of its jurisdiction of organization.

(b)               Authorization. The Company has the requisite authority, and has taken all action necessary, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by the Stockholders, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as enforceability may be limited by the Enforceability Exceptions.

(c)               No Conflict. Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof, will (i) conflict with or violate any provision of its certificate of incorporation, bylaws or similar organizational documents, (ii) contravene, conflict with or result in a violation or breach of any provision of any applicable Laws or (iii) require any consent or other action by any Person under, constitute a breach or default, or an event that, with or without notice or lapse of time or both, would constitute a breach or default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company is entitled under any provision of any Contract binding on the Company, other than in the case of clauses (ii) and (iii) as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company’s ability to perform its obligations under this Agreement.

ARTICLE 3
CERTAIN COVENANTS

SECTION 3.01                      No Solicitation. During the Agreement Period, each Stockholder agrees that it, he or she will not, directly or indirectly, take any action or omit to take any action that Parent is not permitted to take or omit to take pursuant to Section 6.04 of the Merger Agreement.

SECTION 3.02                      No Agreement as Director or Officer. Each Stockholder has entered into this Agreement solely in such Stockholder’s capacity as the record and beneficial owner of the Subject Shares (and not in any other capacity, including any capacity as a director or officer of Parent or its Subsidiaries). Nothing in this Agreement: (a) will limit or affect any actions or omissions taken by each Stockholder in such Stockholder's capacity as a director or officer of Parent or its Subsidiaries, including in exercising Parent’s rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; (b) will be construed to prohibit, limit, or restrict any Stockholder from exercising such Stockholder's fiduciary duties as a director or officer to Parent, its Subsidiaries, or its stockholders. Notwithstanding anything to the contrary contained in this Agreement, no Stockholder shall be deemed to have breached any provision of this Agreement by virtue of the actions or omissions of any Affiliate or Representative of such Stockholder who is, and takes such action or omits to take such action in his or her capacity as, an officer or director of Parent.

SECTION 3.03                      No Proxies for or Liens on Subject Shares. (a) Except pursuant to the terms of this Agreement, including Section 3.03(b), during the Agreement Period, no Stockholder shall (nor permit any Person under such Stockholder’s control to), without the prior written consent of the Company, directly or indirectly, (i) grant any proxies, consents, powers of attorney, rights of first offer or refusal or enter into any voting trust or voting agreement or arrangement with respect to the voting of any Subject Shares, (ii) sell (including short sell), assign, transfer, tender, pledge, encumber, grant a participation interest in, hypothecate, place in trust or otherwise dispose of (including by gift), whether voluntarily or by operation of law, or limit its right, title or interest or right to vote in any manner with respect to (except, in each case, by will or under the laws of intestacy) any Subject Shares (any transaction described in this clause (ii), a “Transfer”), (iii) enter into any Contract with respect to the direct or indirect Transfer of any Subject Shares, or (iv) otherwise permit any Liens to be created on any Subject Shares. Each Stockholder shall not, and shall not permit any Person under such Stockholder’s control to, and shall direct and use its, his or her reasonable best efforts to cause its, his or her and their respective Representatives not to, seek or solicit any such Transfer or any such Contract, and each Stockholder agrees promptly to notify the Company, and to provide all details requested by the Company, if such Stockholder, any Person under such Stockholder’s control or any of its, his or her and their respective Representatives shall be approached or solicited, directly or indirectly, by any Person with respect to any of the foregoing. Each Stockholder further agrees to authorize and request Parent to notify Parent’s transfer agent that there is a stop transfer order with respect to all of such Stockholder’s Subject Shares and that this Agreement places limits on the voting and Transfer of such Subject Shares.

(b)               Notwithstanding anything in Section 3.03(a) to the contrary, any Stockholder (i) who is an individual may Transfer Subject Shares (A) to any member of such Stockholder’s immediate family (i.e., spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild), (B) to a trust for the sole benefit of such Stockholder or any member of such Stockholder’s immediate family, (C) upon the death of such Stockholder or to such Stockholder's executors, administrators, testamentary trustees, legatees, or beneficiaries, for bona fide estate planning purposes, (D) to a non-profit corporation qualified under Section 501(c)(3) of the of the Internal Revenue Code of 1986, as amended, as a bona fide gift, (E) to effect a cashless exercise for the primary purpose of paying the exercise price of Parent Options or to cover Tax withholding obligations in connection with such exercise to the extent permitted by the instruments representing such Parent Options, or (F) in open market transactions executed by a broker-dealer on behalf of the Stockholder pursuant to an existing trading plan entered into or given by the Stockholder in respect of the Subject Shares pursuant to Rule 10b5-1 under the Exchange Act (it being understood that no such plan shall be entered into, amended or modified during the Agreement Period) and (ii) that is an entity may Transfer Subject Shares to any parent entity, Subsidiary or Affiliate under common control with such Stockholder, or to a partner or member of such Stockholder; provided that any such Transfer referred to in this Section 3.03(b) (other than in the case of clause (i)(E) and clause (i)(F)) shall be permitted only if the applicable Transferee agrees in writing to be bound by the terms of this Agreement.

SECTION 3.04                      Documentation and Information. Each Stockholder (a) consents to and authorizes the publication and disclosure by Parent or the Company of such Stockholder’s identity and holding of Subject Shares, the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement (including, for clarity, the disclosure of this Agreement) and any other information, in each case, that Parent or the Company reasonably determines is required to be disclosed by applicable Laws in any press release, any registration statement, schedules and documents filed or furnished by Parent or the Company with the SEC or any other disclosure document in connection with the transactions contemplated by the Merger Agreement, and (b) agrees promptly to give to the Company (or Parent, if so directed by the Company) any information related to such Stockholder that Parent or the Company may reasonably require for the preparation of any such disclosure documents. Each Stockholder agrees promptly to notify the Company of any required corrections with respect to any information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect. The Company hereby consents to and authorizes each Stockholder to make such disclosure or filings to the extent required by the SEC or NASDAQ.

SECTION 3.05                      Additional Subject Shares. In the event that a Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional securities of Parent with voting rights, or any other voting interest with respect to Parent, such securities and voting interests shall, without further action of the parties, be subject to the provisions of this Agreement, and the number of Subject Shares set forth on Schedule I opposite the name of such Stockholder will be deemed amended accordingly.

SECTION 3.06                      Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Parent Shares by reason of a stock split, reverse stock split, recapitalization, combination, reclassification, readjustment, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include such Parent Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such Parent Shares may be changed or exchanged.

SECTION 3.07                      Waiver of Certain Actions. Each Stockholder hereby agrees (a) not to commence or participate in, and (b) to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Affiliates relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger or any other transactions contemplated in the Merger Agreement, including any such claim (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, or (ii) alleging a breach of any fiduciary duty of the Parent Board in connection with the Merger Agreement or the other transactions contemplated in the Merger Agreement.

SECTION 3.08                      Spousal Consent. If Stockholder is a married individual and any of the Subject Shares constitutes community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, such Stockholder shall deliver to the Company, concurrently herewith, a duly executed consent of such Stockholder’s spouse, in the form attached hereto as Exhibit A.

SECTION 3.09                      Certain Transactions Involving Company Shares. During the Agreement Period, each Stockholder agrees not to enter into any option, put, call, derivative or other Contract, arrangement or understanding with respect to any current or future offer, sale, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of Law or otherwise), including any hedge, swap or other similar arrangement, of any Company Shares (whether or not owned of record or beneficially by such Stockholder) or any interest in any Company Shares (whether or not owned of record or beneficially by the Stockholder), other than with the prior written consent of the Company or as may be specifically permitted pursuant to a written Contract between such Stockholder and the Company governing the transferability of Company Shares or any interest in any Company Shares. Any transaction in violation of this Section 3.09 shall be null and void and of no effect whatsoever.

SECTION 3.10                      Further Assurances. The Company and each Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, in order to perform their respective obligations under this Agreement.

ARTICLE 4
MISCELLANEOUS

SECTION 4.01                      Termination. This Agreement shall automatically terminate and become void and of no further force or effect on the earlier of (the period from the date hereof through such earlier time being referred to as the “Agreement Period”): (a) the Effective Time; (b) the termination of this Agreement by written notice from the Company to the Stockholders; (c) the termination of the Merger Agreement in accordance with its terms; (d) with respect to any Stockholder, the entry without the prior written consent of such Stockholder into any amendment to the Merger Agreement that results in an increase in the Exchange Ratio or a change in the form of Merger Consideration; or (e) with respect to any Stockholder, the extension of the Termination Date (beyond any extension in accordance with Section 8.01(d)(ii) of the Merger Agreement) without the prior written consent of such Stockholder; provided that (i) this Section 4.01, Section 4.03, Section 4.04, Section 4.05, Section 4.06, Section 4.07, Section 4.08, Section 4.10, Section 4.12 and Section 4.13 shall survive such termination, and (ii) upon termination of this Agreement, all obligations of the parties hereunder will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, further, that the termination of this Agreement shall not relieve any party from liability arising from fraud or any willful breach prior to such termination. For clarity, this Agreement shall not terminate upon any Parent Adverse Recommendation Change unless the Merger Agreement is terminated in accordance with its terms.

SECTION 4.02                      No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholders, and the Company shall have no authority to direct any Stockholder in the voting or disposition of any of the Subject Shares, except as otherwise expressly provided herein.

SECTION 4.03                      Representations and Warranties. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Agreement Period.

SECTION 4.04                      Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) the day following the day (except if not a Business Day, then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service for overnight delivery, (c) the third (3rd) Business Day following the day on which the same is sent by certified or registered mail, postage prepaid or (d) when sent by electronic mail, provided that the sender does not receive a written notification of delivery failure. Notices, demands and other communications, in each case, to the respective parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing:

if to the Company, to:

Akoya Biosciences, Inc.

100 Campus Drive, 6th Floor

Marlborough, MA 01752

Attention: Jennifer Kamocsay, Chief Legal Officer

E-mail: jkamocsay@akoyabio.com

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

4365 Executive Drive, Suite 1100

San Diego, California 92121-2133

Attention:	David M. Clark

Patrick J. O’Malley

Email:	david.clark@us.dlapiper.com

patrick.omalley@us.dlapiper.com

if to a Stockholder, to his, her or its address set forth opposite the name of such Stockholder in Schedule I hereto.

SECTION 4.05                     Amendment; Waiver. Any provision of this Agreement may be amended or waived during the Agreement Period if, but only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

SECTION 4.06                      Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, whether or not such transactions are consummated.

SECTION 4.07                      Binding Effect; Benefit; Assignment.

(a)               The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(b)               No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party hereto.

SECTION 4.08                      Applicable Law; Jurisdiction; WAIVER OF JURY TRIAL; Specific Performance.

(a)               This Agreement shall be governed by and construed in accordance with, and all disputes arising out of or in connection with this Agreement or the transactions contemplated hereby shall be resolved under, the Laws of the State of Delaware without regard to the Laws of the State of Delaware or any other jurisdiction that would call for the application of the substantive Laws of any jurisdiction other than the State of Delaware.

(b)               The parties hereto agree that the appropriate, exclusive and convenient forum (the “Forum”) for any disputes among any of the parties hereto arising out of or related to this Agreement or the transactions contemplated by this Agreement shall be the Court of Chancery in the State of Delaware, except where such court lacks subject matter jurisdiction. In such event, the Forum shall be the United States District Court for the District of Delaware or, in the event such federal district court lacks subject matter jurisdiction, then the Superior Court in the State of Delaware. The parties hereto irrevocably submit to the jurisdiction of such courts solely in respect of any disputes between them arising out of or related to this Agreement or the transactions contemplated by this Agreement. The parties hereto further agree that no party shall bring suit with respect to any disputes arising out of or related to this Agreement or the transactions contemplated by this Agreement in any court or jurisdiction other than the above specified courts. Notwithstanding the foregoing, nothing in this Section 4.08(b) shall limit the rights of any party to obtain execution of a judgment in any other jurisdiction outside of those specified in this Section 4.08(b), and the parties hereto further agree, to the extent permitted by Law, that a final and non-appealable judgment against any party in any action, suit or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the U.S. by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.

(c)               To the extent that any party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each such party hereby irrevocably (i) waives such immunity in respect of its obligations with respect to this Agreement and (ii) submits to the personal jurisdiction of each court described in Section 4.08(b).

(d)               EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(e)               The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by any party hereto in accordance with their specific terms or were otherwise breached by a party hereto. It is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by another party hereto and to enforce specifically the terms and provisions hereof, in each case, without proof of actual damages, against such other breaching party in any court having jurisdiction, this being in addition to any other remedy to which a party hereto is entitled at law or in equity, without posting any bond or other undertaking. For the avoidance of doubt, a party’s pursuit of specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by such party. The parties acknowledge that the agreements contained in this Section 4.08(e) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, none of the parties hereto would enter into this Agreement.

SECTION 4.09                      Entire Agreement; Counterparts. This Agreement (including the exhibits and schedules hereto) constitutes the entire agreement among the parties hereto and supersedes all other prior agreements and understandings, both written and oral, among or between any of the parties hereto with respect to the subject matter hereof. This Agreement may be executed in several counterparts (including counterparts delivered by electronic transmission in .pdf format), each of which shall be deemed an original and all of which shall constitute one and the same instrument.

SECTION 4.10                      Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, and only in such situation, without invalidating the remainder of such provision or the remaining provisions of this Agreement (or in any other situations), and the parties hereto shall amend or otherwise modify this Agreement to replace any prohibited or invalid provision with an effective and valid provision that gives effect to the intent of the parties to the maximum extent permitted by applicable Law.

SECTION 4.11                      No Third Party Beneficiaries. This Agreement is not intended to and shall not confer upon any Person other than the parties hereto (and their respective heirs, successors and permitted assigns) any rights, remedies, benefits, obligations, liabilities or claims hereunder.

SECTION 4.12                      Construction. Section 1.02 of the Merger Agreement shall apply to this Agreement mutatis mutandis, as if set forth herein in its entirety.

SECTION 4.13                      Obligations; Stockholder Capacity. The obligations of each Stockholder under this Agreement are several and not joint, and no Stockholder shall have any liability or obligation under this Agreement for any breach hereunder by any other Stockholder.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

AKOYA BIOSCIENCES, INC.

By:
Name:
Title:

[Signature page to Voting and Support Agreement]

[NAME OF STOCKHOLDER]

[Signature page to Voting and Support Agreement]

SCHEDULE I

SUBJECT SHARES AND NOTICE INFORMATION

Stockholder Name	Subject Shares Beneficially Owned[1]		Notice Information
	Parent Shares:	30,345
William P. Donnelly	Parent Options:	12,931
	Parent RSUs:	0
	Parent Shares:	0
Jeffrey T. Elliott	Parent Options:	0
	Parent RSUs:	0
	Parent Shares:	21,996
Karen A. Flynn	Parent Options:	36,720
	Parent RSUs:	0
	Parent Shares:	47,395
Sarah E. Hlavinka	Parent Options:	54,138
	Parent RSUs:	0

1 In accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, includes options and RSUs that vest within 60 days of January 9, 2025.

Stockholder Name	Subject Shares Beneficially Owned[1]		Notice Information
	Parent Shares:	0
Ivana Magovčević-Liebisch	Parent Options:	0
	Parent RSUs:	0
	Parent Shares:	284,106
Martin Madaus	Parent Options:	54,138
	Parent RSUs:	0
	Parent Shares:	297,123
Paul M. Meister	Parent Options:	54,138
	Parent RSUs:	0

	Parent Shares:	207,803
Masoud Toloue	Parent Options:	248,716
	Parent RSUs:	23,037
	Parent Shares:	2,972
Vandana Sriram	Parent Options:	31,800
	Parent RSUs:	6,694
	Parent Shares:	1,487,342
David Walt	Parent Options:	54,138
	Parent RSUs:	0

EXHIBIT A

CONSENT OF SPOUSE

In consideration of the execution of that certain Voting and Support Agreement, (the “Voting Agreement”), dated as of January 9, 2025 by and among by and among Akoya Biosciences, Inc., a Delaware corporation (the “Company”) and each of the individuals and entities listed on the signature pages thereto, including _________________________ (the “Stockholder”), I, the undersigned, spouse of the Stockholder, have been given a copy of, and have had an opportunity to review, the Voting Agreement and clearly understand the provisions contained therein.

I hereby approve the Voting Agreement and appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Voting Agreement. I agree to be bound by and accept the provisions of the Voting Agreement in lieu of all other direct or indirect legal, equitable, beneficial, representative community property or other interest I may have in the Subject Shares (as defined in the Voting Agreement) held by my spouse under the laws in effect in the state or other applicable jurisdiction of our residence as of the date of the signing of the Voting Agreement.

(Signature)

Name:
(Please Print)

Dated: